UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011 (August 8, 2011)

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-164968	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(720) 204-1013
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K to the extent required.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, Red Mountain Resources, Inc. (the “Company”) entered into an employment agreement with John T. Hanley pursuant to which Mr. Hanley will serve as the Company’s Executive Vice President and Director of Finance.  The agreement provides for Mr. Hanley to receive a base salary of $13,750 per month and expires on December 31, 2011.  Pursuant to the employment agreement, Mr. Hanley is also eligible for annual discretionary bonus awards and equity grants as determined by the Company’s board.  The agreement provides that if Mr. Hanley is terminated by the Company without “Cause” or by Mr. Hanley for “Good Reason” (as each term is defined in the agreement), he will be entitled to receive all accrued payments owed to him under the agreement through the date of termination plus a lump sum payment equal to the lesser of three months of his base salary or the base salary for the remainder of the term.  Under the agreement, Mr. Hanley is prohibited from disclosing confidential information about the Company and he has agreed not to compete with the Company during the term of his employment and for six months thereafter.

John T. Hanley, 60 years old, has 37 years of experience in the Oil & Gas industry.  Prior to joining the Company, Mr. Hanley served as Controller for Coastal Energy Company, an international oil and gas exploration and production company located in Houston, Texas with assets in Thailand, from June 2009 to August 2011.  While at Coastal Energy, Mr. Hanley directed the successful implementation of IDEAS Accounting System in the Houston and Bangkok offices, as well as working with the company’s management and auditors to help implement new internal controls and procedures necessary for it to meet Toronto Stock Exchange requirements (which Coastal Energy is now listed on).  From February 2009 to May 2009, Mr. Hanley was a Senior Tax Accountant at Carl Pearce CPA, PC, an accounting firm.  From July 2008 to January 2009, Mr. Hanley was President of Six Cleats Energy, LLC, a company he founded that provided small oil and gas companies with outsourcing their back office services, as well as other related services.  From August 2001 to June 2008, Mr. Hanley was the Chief Financial Officer of Arcturus Corporation, a company specializing in the exploration, development and production of crude oil and natural gas.  Prior to this, Mr. Hanley held significant accounting positions, including Controller or Chief Financial Officer, of numerous companies, including Phillips Petroleum Company, Aminoil USA, Inc. and Triton Energy Company.  Mr. Hanley is a CPA and received a B.B.A. from the University of Oklahoma and an M.B.A. from the University of Central Oklahoma.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment agreement, dated August 8, 2011, between Red Mountain Resources, Inc. and John T. Hanley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED MOUNTAIN RESOURCES, INC.
Dated: August 9, 2011
	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer